SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2006

U.S. HELICOPTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32580	27-0096927
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 248-2002

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On March 31, 2006, U.S. Helicopter Corporation (“we”) entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. (“Cornell Capital”) pursuant to which we issued convertible debentures in the principal amount of $6,000,000. The debentures are convertible at the option of Cornell Capital any time up to maturity at a conversion price equal to the lesser of $1.45 or 95% of the lowest volume weighted average price of our common stock during the thirty trading days immediately preceding the conversion date or the interest payment date, as applicable, as quoted by Bloomberg, LP, but in no event less than $.001. The debentures have a three-year term and accrue interest at 8% per year payable in our common stock at the rate equal to the conversion price of the debentures in effect at the time of payment. Interest and principal payments on the debentures are due on the maturity date of March 31, 2009.

We entered into an amended security agreement with Cornell Capital pursuant to which we continued the security interest of Cornell Capital in all our assets which we granted in connection with the original debenture issued by us to Cornell Capital.

We used $1,027,834 of the financing to repay a convertible debenture previously issued by us to Cornell Capital. We plan to use the remaining proceeds for working capital.

We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants by April 30, 2006, and to ensure that such registration statement is declared effective by June 29, 2006.

Commissions to Cornell Capital in connection with this transaction included a fee of 10% of the purchase price of the debentures which we paid in cash ($480,000) and in five-year warrants to purchase 150,000 shares of our common stock with an exercise price of $.01 per share. We also issued to Cornell Capital five year warrants with the following exercise prices: 1,250,000 at $1.00 per share, 1,250,000 at $1.15 per share, 1,250,000 at $1.30 and 1,250,000 at $1.45. We paid structuring fees to Yorkville Advisors of $15,000.

Commissions also payable in connection with this transaction consist of a cash fee of $160,000 and five-year warrants to purchase 50,000 shares of our common stock with an exercise price of $.01 per share payable to each of JMC Marketing Services LLC, 3B Group, Inc. and Donal McSullivan, or a total of $480,000 in cash and 150,000 in warrants to the foregoing.

Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

Item 2.03.	Creation of a Direct Financial Obligation.

See Item 1.01 above.

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Item 3.02.	Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 8.01	Other Events

On March 31, 2006, we issued the following press release announcing the commencement of our flight operations and the closing on the financing transaction described above with Cornell Capital:

“U.S. Helicopter Corporation Commences Flight Operations and Receives Additional Financing From Cornell Capital Partners
Friday, March 31, 2006 1:00 pm ET

NEW YORK, N.Y., Mar. 31/PRNewswire-FirstCall/ — U.S. Helicopter Corporation (“USH”) (OTC Bulletin Board: USHP), announced today that it commenced flight operations on March 27, 2006 between the Downtown Manhattan Heliport (near Wall Street and the East River) and John F. Kennedy Airport.

USH’s Metro-hop Airport Shuttle Service (MASS) in the Metro New York City market currently provides scheduled passenger helicopter service between Kennedy Airport and the Downtown Manhattan Heliport. USH is offering 24 daily flights, aboard Sikorsky S-76 helicopters that seat eight passengers and two pilots.

Chief Executive Officer and President, Jerry Murphy said, “Our customer is going to be the regular business traveler, executives, managers or supervisors who would otherwise take a Town Car or limousine service.” “New York City receives a lot of complaints for traffic and gridlock,” he added. “We could have started in a small city but why not start it in a place that needs it the most?"

USH plans to ramp up its New York operations throughout 2006 and the first half of 2007. Initially its service will operate from the Downtown Manhattan Heliport to Kennedy Airport. USH plans to add passenger helicopter service to LaGuardia Airport during the second quarter of 2006 and to Newark Liberty International Airport during the third quarter of 2006. Subsequently, USH plans to introduce its airport shuttle service in other major metropolitan metro-markets.

USH has received all necessary approvals from the U.S. Department of Transportation, U.S. Federal Aviation Administration, U.S. Transportation Security Administration and U.S. Federal Communications Commission to operate its business as currently conducted. The Transportation Security Administration will perform security at the Downtown Manhattan Heliport to ensure New York City’s airspace remains safe.

To finance USH’s current expansion efforts, Cornell Capital Partners, LP (“Cornell Capital Partners”) has provided $6.0 million to USH in exchange for issuance by USH to Cornell Capital Partners of $6.0 million in principal amount of USH’s secured convertible debentures. The debentures mature 36 months from their date of issuance and are secured by substantially all of USH’s assets pursuant to USH’s existing security agreement with Cornell Capital Partners. Interest accrues at eight percent per annum and is payable in shares of USH common stock. This financing transaction closed on March 31, 2006.

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In announcing USH’s recent developments, Murphy said, “I am pleased and gratified with the progress that U.S. Helicopter has made with respect to the commencement of its operations. We look forward to servicing New York with our Metro-hop Airport Shuttle Service. We’re extremely pleased with our affiliations with one of the world’s leading airlines, American Airlines, and our equipment manufacturers, Sikorsky Aircraft Corporation and Canadian Helicopter Corporation. We believe that the establishment of our shuttle service will lead to further revitalization of the lower Manhattan financial district by providing comfortable, convenient and time saving service to business travelers working in New York City or traveling to New York City to conduct business.”

“We’re trying to rebuild lower Manhattan. This added transportation is important, especially around the Financial District, where a half-hour savings is very important to the business traveler,” said Charles Gargano, Chairman and Chief Executive Officer for Empire State Development Corp. Gargano said helicopter service in the metropolitan area is on the rise with 34,000 flights recorded in 2004, up from 12,500 flights recorded in 2002.

Troy Rillo, Managing Director of Cornell Capital Partners, said that Cornell Capital Partners “is delighted to have participated in the initial financing of U.S. Helicopter and to be part of its development efforts. We are pleased to be one of U.S. Helicopter’s earliest investors to recognize the value of its MASS service.” Cornell Capital Partners has provided $7.6 million in debenture financing to USH to date. For reservations on USH’s MASS service or further information about USH, please see USH’s website at www.flyUSH.com.

About USH:

U.S. Helicopter was formed on March 4, 2003 to provide a new Metro-hop Airport Shuttle Service. USH’s MASS service will provide regularly scheduled passenger helicopter service between many of the nation’s larger metropolitan airports and surrounding city-based heliports.

USH became a reporting company with the Securities and Exchange Commission on September 2, 2005. NASD Regulation, Inc. approved the application for quotation of USH’s common stock on the OTC Electronic Bulletin Board (the “OTC-BB”) on March 15, 2006.

The executive offices of U.S. Helicopter are located at the 6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, New York 10004. Its operations base is located at 1000 Great Meadow Road, Suite 200, Sikorsky Memorial Airport, Stratford, Connecticut 06615.

About Cornell Capital Partners:

Launched in 2001, Cornell Capital Partners has committed over $1 billion in capital to over 150 companies listed in the U.S., U.K., Australia, Germany, Singapore and Canada. Cornell Capital Partners provides innovative financing solutions to growing companies in the small-cap sector, worldwide. For more information please visit: www.cornellcapital.com <http://www.cornellcapital.com>

Safe Harbor for Forward-Looking Statements:

The foregoing contains “forward-looking statements,” which are based on management’s beliefs, as well as on a number of assumptions concerning future events and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside USH’s control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see USH’s filings with the Securities and Exchange Commission. USH disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2006

U.S. HELICOPTER CORPORATION (Registrant)
By:	/s/ John G. Murphy
John G. Murphy Chief Executive Officer and President

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